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                                                                     EXHIBIT 4.2

                        BINDVIEW DEVELOPMENT CORPORATION

                   UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS

                        RIGHTS DIVIDEND/RIGHTS AGREEMENT

         Pursuant to Article 9.10B of the Texas Business Corporation Act ("TBCA"), the undersigned, being the directors of BindView Development Corporation, a Texas corporation (the "Company"), in lieu of a special meeting of the directors of the Company, the call and notice of which are hereby waived, do hereby consent to the adoption and adopt the resolutions set forth on Annex A attached hereto.

         IN WITNESS WHEREOF, the undersigned have executed this consent effective as of September 17, 2001.

                                     DIRECTORS:


                                     -------------------------------------------
                                                   Peter L. Bloom


                                     -------------------------------------------
                                                Richard A. Hosley II


                                     -------------------------------------------
                                                  Edward L. Pierce


                                     -------------------------------------------
                                                   Eric J. Pulaski



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                                                                         ANNEX A

                        RIGHTS DIVIDEND/RIGHTS AGREEMENT


Recitals

         WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its stockholders that actions be taken to preserve for the Company's stockholders the long-term value of the Company in the event of a potential takeover or other action which appears to the Board of Directors to be coercive, unfair or otherwise not in the best interests of the Company and its stockholders; and

         WHEREAS, the Board of Directors believes that a distribution of a dividend to the Company's stockholders of rights to purchase shares of a newly established series of the Company's Preferred Stock, $0.01 par value, to be designated "Series A Preferred Stock", upon the terms and subject to the conditions hereinafter provided will contribute to the preservation of the Company's long-term value for its stockholders.

Declaration of Rights Dividend; Rights Agreement

         NOW THEREFORE BE IT RESOLVED, that the Board of Directors of BindView Development Corporation (the "Company") hereby declares that a dividend of one right for each share of the Company's Common Stock, no par value (the "Common Stock"), be distributed on September 21, 2001, to holders of record of the Common Stock issued and outstanding at the close of business on such date (the "Rights"), each Right representing the right to purchase one one-hundredth interest in a share of the Company's Series A Preferred Stock (a "Unit") upon the terms and subject to the conditions set forth in the form of Rights Agreement presented to this meeting, which agreement is hereby approved (the "Rights Agreement").

         RESOLVED, that the exercise price of the Rights shall be $11.00 per Right, the redemption price therefor shall be $.001 per Right, and, if the Company has not redeemed them prior to such time, the Rights shall no longer be exercisable after September 17, 2011, all as more fully set forth in the Rights Agreement.

         RESOLVED, that the form, terms and provisions of the Rights Agreement, substantially as presented at this meeting with such modifications therein as shall be approved by the Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer, any Vice President or any other appropriate officer of the Company with the concurrence of counsel, be, and they hereby are, approved and adopted in all respects.

         RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer or any Vice President of this Company be, and each of them hereby is, authorized in the name and on behalf of this Company to execute the Rights Agreement with such modifications as the officer or officers executing the same shall approve with the concurrence of counsel, such approval to be conclusively evidenced by the execution and delivery of the same to the Rights Agent thereunder.




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Right Certificates

         RESOLVED, that Rights and certificates evidencing the Rights which shall be substantially in the form set forth in the Rights Agreement with such modifications therein as shall be approved by the Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer, any Vice President or any other appropriate officer of the Company with the concurrence of counsel (the "Right Certificates") shall be issued and delivered to the holders of Common Stock as contemplated by the terms of the Rights Agreement.

         RESOLVED, that the Right Certificates and the certificates evidencing Units or shares of Series A Preferred Stock (the "Series A Preferred Stock Certificates") shall be signed by the Chairman of the Board, the President, Chief Financial Officer or any Vice President and the Secretary or an Assistant Secretary of this Company under its corporate seal (which may be in the form of a facsimile of the seal of the Company); provided that each such signature of the Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer, a Vice President, the Secretary or an Assistant Secretary may, but need not, be a facsimile signature imprinted or otherwise reproduced on the Right Certificates or the Series A Preferred Stock Certificates, and that this Company adopts for such purpose the facsimile signature of the present or any future Chairman of the Board, the President, Chief Financial Officer, Vice President, Secretary and Assistant Secretary of the Company, notwithstanding the fact that at the time the Right Certificates or the Series A Preferred Stock Certificates shall be authenticated and delivered or disposed of such person shall have ceased to be such officer.

         RESOLVED, that the officers of this Company be, and they hereby are, authorized to execute on behalf of this Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company) new or duplicate Right Certificates and Series A Preferred Stock Certificates issued to replace lost, stolen, mutilated or destroyed Right Certificates and Series A Preferred Stock Certificates, such Right Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement, and such Series A Preferred Stock Certificates as may be required for exchange, substitution or transfer.

         RESOLVED, that the Right Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Right Certificates shall be maintained at the principal offices of the Rights Agent.

Establishment of Series A Preferred Stock

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Company, if any,



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which are applicable to the Preferred Stock of all classes and series), as set forth in the Certificate of Designations comprising Exhibit A to the Rights Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.

         RESOLVED, that 1,000,000 shares of Series A Preferred Stock be, and they hereby are, initially reserved for issuance upon exercise of the rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

         RESOLVED, that fractional shares of Series A Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may not be issued upon exercise of the Rights; and in lieu thereof cash shall be paid in accordance with the Rights Agreement.

         RESOLVED, that when the Company (i) receives for the issuance of a share of Series A Preferred Stock (or Unit) pursuant to the Rights Agreement the consideration for which such share (or Unit) is to be issued pursuant to the Rights Agreement, and (ii) issues a share of Series A Preferred Stock (or Unit) as provided in the Rights Agreement, such share (or Unit) will be fully paid and nonassessable and the issuance of such share (or Unit) shall not be subject to any preemptive or similar rights.

         RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to effect such changes to the accounts of the Company as are appropriate in connection with the distribution and/or exercise of the Rights.

Appointment of Rights Agent

         RESOLVED, that MELLON INVESTOR SERVICES LLC ("Mellon") is hereby appointed Rights Agent under the Rights Agreement and Transfer Agent and Registrar with respect to the Rights and the Series A Preferred Stock issuable upon exercise of the Rights, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, Mellon is authorized, as transfer agent and registrar for the Series A Preferred Stock, to issue originally, countersign, register and to deliver the shares of Series A Preferred Stock (or Units) issuable upon such exercise.

         RESOLVED, that if Mellon, shall require certain resolutions to be adopted by the Board of Directors to evidence the authority conferred upon it by these resolutions, the Secretary, and if required, the Senior Vice President and Chief Financial Officer or any other appropriate officer, of the Company are instructed to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be deemed incorporated and adopted by reference, to the same extent as if presented in full to this meeting and adopted hereby.

Registration and Listing

         RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed in its name and. on its behalf to file a registration statement on Form 8-A (the "Form 8-A") in respect of the Rights under the Securities Exchange Act of 1934, as



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amended (the "Exchange Act"), and said officers are authorized and empowered to file such amendments or supplements to the Form 8-A as they in their discretion deem necessary or desirable in order to effect the registration of the Rights.

         RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, Chief Financial Officer or any Vice President of this Company be, and each of them hereby is, authorized and directed, for and in the name and on behalf of this Company, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a registration statement(s) under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Rights (if required by law) and the shares of Series A Preferred Stock (or Units or, under certain circumstances provided for in the Rights Agreement, other securities of the Company) issuable upon exercise of the Rights at such time as they deem such registration to be necessary and appropriate, and thereafter to execute personally or by attorney-in-fact and to cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause said registration statement and any amendments thereto to become effective in accordance with the Securities Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder.

         RESOLVED, that the Secretary of this Company, is hereby appointed as agent for service of this Company with respect to said registration statement(s) with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

         RESOLVED, that the officers of this Company be, and they hereby are, authorized, jointly and severally, in the name and on behalf of this Company, to take all such actions (including, without limitation, the preparation and filing of one or more registration statements, or of amendments to existing registration statements, relating to Common Stock to be issued pursuant to the exercise of employee stock options or otherwise) and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the shares of Series A Preferred Stock (or Units or, under certain circumstances provided for in the Rights Agreement, other securities of the Company) issuable upon exercise of the Rights for compliance with the Securities Act and the Exchange Act.

         RESOLVED, that the officers of this Company be, and they hereby are, authorized, jointly and severally, in the name and on behalf of this Company, to execute and file such application or applications, and amendments and supplements thereto, pay any and all applicable listing fees, and take such other action as may be necessary to list the Rights and shares of Series A Preferred Stock (or Units) issuable upon exercise of the Rights on The Nasdaq National Market ("Nasdaq") and on any other stock quotation systems or stock exchanges deemed appropriate by the proper officers of this Company; and that the President, Chief Financial Officer or any Vice President of this Company, or such other person as any of them shall designate in writing, be and each hereby is, authorized to appear before the Securities and Exchange Commission and the Nasdaq and any such other stock quotation systems or stock exchanges, and to execute such papers and



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agreements as may be necessary to conform with the requirements of the
Securities and Exchange Commission and the Nasdaq and any such other stock quotation systems or stock exchanges.

Subsequent Issuances of Rights

         RESOLVED, that as long as the Rights are attached to the Common Stock as provided in the Rights Agreement and in certain other circumstances specified in the Rights Agreement, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered with each share of Common Stock issued or transferred by the Company in the future, including but not limited to shares of Common Stock issuable upon conversion of any series of convertible preferred stock or debt instruments of this Company and shares of Common Stock issuable upon exercise of options to purchase Common Stock granted by this Company.

"Blue Sky" Matters

         RESOLVED, that it is desirable and in the best interests of this Company that its securities be qualified or registered for sale in various jurisdictions; that the Chief Executive Officer, the President, Chief Financial Officer or any Vice President and the Secretary or an Assistant Secretary of this Company be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken.

General

         RESOLVED, that this Board of Directors hereby adopts the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (1) in the opinion of the officers of this Company executing the same, the adoption of such resolutions is necessary or desirable, and (2) the Secretary or an Assistant Secretary of this Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by this Board of Directors with the same force and effect as if presented at this meeting.

         RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed, jointly and severally, for and in the name and on behalf of this corporation, to execute and deliver any and all certificates, agreements and other documents, take any



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and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions.

         RESOLVED, that any actions taken by such officers on or prior to the date of the foregoing resolutions adopted at this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved as the act and deed of this Company.

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